UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2006

State Bancorp, Inc.
(Exact name of registrant as specified in its charter)

New York	0-14874	11-2846511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

699 Hillside Avenue
New Hyde Park, NY 11040
(Address of principal executive offices)

Registrant’s telephone number, including area code (516) 437-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On December 21, 2006, State Bancorp, Inc. (the “Company”) consummated a private placement transaction (the “Offering”) pursuant to which the Company issued 2,250,000 shares (the “Shares”) of its Common Stock, par value $5.00 per share, to certain accredited investors (the “Investors”), including Thomas M. O’Brien, the President and Chief Operating Officer of the Company. In connection with the Offering, the Company entered into a Subscription Agreement (the “Subscription Agreement”) with each of the Investors.

The offering price for the Shares was $16.75 per Share, except in the case of 53,700 Shares sold to Mr. O’Brien, for whom the price per Share was $18.63, the closing bid price of the Company’s Common Stock on December 18, 2006, which is considered to be the market value of the Common Stock for purposes of Mr. O’Brien’s purchase in accordance with The NASDAQ Global Market listing requirements. The gross proceeds of the Offering were approximately $37.8 million. The Company has agreed to pay to the placement agent for the offering, Sandler O’Neill & Partners, L.P., a commission of $1,000,000. The net proceeds of the Offering, after deducting commissions and expenses, will be approximately $36.3 million. The Company currently anticipates using the proceeds for general corporate purposes.

The Company also entered into a Registration Rights Agreement with each of the Investors (the “Registration Rights Agreement”), pursuant to which the Company agreed to, among other things, use its reasonable best efforts to (i) prepare and file with the Securities and Exchange Commission, on or before April 1, 2007, a “shelf” registration statement on Form S-3 (or, if not available, such other form as is then available to effect the registration of the Shares) registering the Shares for resale and (ii) cause such registration statement to be declared effective by the Securities and Exchange Commission as soon as practicable after filing, but in no event later than July 1, 2007.

The Offering was made in reliance upon the exemption from registration provided in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. Each of the Investors represented to the Company that it is an accredited investor, as defined by Rule 501 promulgated under the Securities Act, and certificates representing purchased shares of Common Stock issued in connection with the Offering will contain appropriate legends to reflect the restrictions on transfer imposed by the Securities Act.

The foregoing description does not purport to be a complete description of the terms of the Subscription Agreement or the Registration Rights Agreement. Such description is qualified in its entirety by the full text of the Subscription Agreement and the Registration Rights Agreement, forms of which are attached to this Current Report on Form 8-K as Exhibits 99.1 and 4.1, respectively, which are incorporated by reference herein.

A copy of the Company’s press release announcing the above transaction is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

4.1 Form of Registration Rights Agreement

99.1 Form of Subscription Agreement

99.2  Press Release, dated December 22, 2006, entitled “State Bancorp, Inc. Raises $36 Million Through Private Placement of Common Equity”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2006	State Bancorp, Inc.

	By:	/s/ Brian K. Finneran
Brian K. Finneran Chief Financial Officer